Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated September 15, 2022, with respect to the consolidated financial statements of Bowlero Corp. and subsidiaries, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Richmond, Virginia

December 22, 2022